EZCORP Reports First Quarter Fiscal 2025 Results
Record PLO Drives Strong Increase in Net Income
Austin, Texas (February 5, 2025) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its first quarter ended December 31, 2024.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FIRST QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 13% to $274.8 million.
•Net income increased 9% to $31.0 million. On an adjusted basis1, net income increased 14% to $32.6 million.
•Diluted earnings per share increased 11% to $0.40. On an adjusted basis, diluted earnings per share increased 17% to $0.42.
•Adjusted EBITDA increased 12% to $53.0 million.
•Total revenues increased 7% to $320.2 million, while gross profit increased 7% to $185.4 million.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “Fiscal 2025 is off to a strong start as we build on our momentum from 2024. Customer demand for immediate cash solutions and high quality, cost-effective secondhand goods remains high, as reflected by another quarter of record revenues and PLO. We also continued to drive meaningful improvements to our bottom line and deliver on the operating leverage inherent in our business, with adjusted EBITDA increasing 12% and adjusted diluted EPS increasing 17%.

“Our consistent performance across geographies underscores the strength of our operations and customer-focused strategy. In the U.S., PLO grew 15%, driven by strong loan demand and higher average loan size. In Latin America, PLO rose 19% on a constant currency basis, with revenues up 18%, reflecting robust customer demand for loans and secondhand goods, as well as our outstanding customer service. Our EZ+ Rewards program also continues to perform exceptionally well, which accounted for 77% of all transacting customers. These results demonstrate the momentum we are gaining across markets and the success of our strategic initiatives.”

“We are proud of the solid foundation we have built, which will enable us to continue driving growth both organically and through strategic M&A. Looking ahead, we plan to continue delivering exceptional service to our customers and enhancing value for our shareholders. We remain deeply committed to our core values of People, Pawn and Passion, and believe we are very well-positioned to deliver another record year of performance in fiscal 2025,” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended December 31	As Reported		Adjusted[1]
in millions, except per share amounts	2024	2023	2024	2023

Total revenues	$320.2	$300.0	$329.7	$300.0
Gross profit	$185.4	$172.6	$190.2	$172.6
Income before tax	$41.4	$37.7	$43.4	$37.8
Net income	$31.0	$28.5	$32.6	$28.6
Diluted earnings per share	$0.40	$0.36	$0.42	$0.36
EBITDA (non-GAAP measure)	$50.8	$47.1	$53.0	$47.2

•PLO increased 13% to $274.8 million, up $31.6 million. On a same-store2 basis, PLO increased 12% due to increase in average loan size, continued strong pawn demand and improved operational performance.
•Total revenues and gross profit increased 7%, reflecting improved pawn service charge (PSC) revenues as a result of higher average PLO in addition to higher merchandise sales and merchandise sales gross profit.
•PSC increased 10% as a result of higher average PLO.
•Merchandise sales gross margin remains within our target range at 35%, down from 36%. Aged general merchandise was 2.1% of total general merchandise inventory.

•Net inventory increased 21%, due to the increase in PLO and decrease in inventory turnover to 2.7x, from 3.0x.
•Store expenses increased 5% and 3% on a same-store basis.
•General and administrative expenses increased 13%, primarily due to labor (including incentive compensation) and, to a lesser extent, ongoing support costs related to Workday.
•Income before taxes was $41.4 million, up 10% from $37.7 million, and adjusted EBITDA increased 12% to $53.0 million.
•Diluted earnings per share increased 11% to $0.40. On an adjusted basis, diluted earnings per share increased 17% to $0.42.
•Cash and cash equivalents at the end of the quarter was $174.5 million, up from $170.5 million as of September 30, 2024. The increase was primarily due to cash from operating activities, partially offset by increase in earning assets, capital expenditures, taxes paid related to net share settlement of equity awards and share repurchases.

SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $220.2 million, up 15% on a total and same-store basis due to increase in average loan size, increased loan demand and improved operational performance.
•Total revenues increased 7% and gross profit increased 9%, reflecting higher PSC and merchandise sales.
•PSC increased 11% as a result of higher average PLO.
•Merchandise sales increased 3%, and gross margin was flat at 37%. Aged general merchandise increased to 2.6%, or $1.2 million of total general merchandise inventory. Excluding our three Max Pawn luxury stores in Las Vegas, aged general merchandise was 1%.
•Net inventory increased 17%, in line with the growth in PLO. Inventory turnover decreased to 2.5x, from 2.7x.
•Store expenses increased 8% (5% on a same-store basis), primarily due to labor costs (including higher health benefits) supporting more store activity, offset by a decrease in expenses related to our loyalty program.
•Segment contribution increased 11% to $52.9 million.
•During the quarter, segment store count remained at 542.
Latin America Pawn
•PLO improved to $54.6 million, up 4% (19% on constant currency basis). On a same-store basis, PLO increased 2% (17% on a constant currency basis) due to improved operational performance and increased loan demand.
•Total revenues were up 7% (18% on constant currency basis), and gross profit increased 4% (14% on a constant currency basis), mainly due to increased PSC and higher merchandise sales.
•PSC increased to $29.2 million, up 7% (17% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales increased 7% (19% on constant currency basis) and merchandise sales gross margin decreased to 30% from 32%. Aged general merchandise decreased to 1.4% from 1.6% of total general merchandise inventory.
•Net inventory increased 35% (57% on a constant currency basis) due to increase in PLO and decrease in inventory turnover to 3.1x, from 3.8x.
•Store expenses were flat (11% increase on a constant currency basis) and on a same-store basis decreased 2% (9% increase on a constant currency basis), primarily due to labor and rent.
•Segment contribution increased 14% to $11.6 million (24% on a constant currency basis). On an adjusted basis, segment contribution was up 22% to $12.5 million.
•During the quarter, segment store count increased by four de novo stores to 741.

FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 6, 2025, at 8:00 am Central Time to discuss First Quarter Fiscal 2025 results. Analysts and institutional investors may participate on the conference call by registering online at https://register.vevent.com/register/BI86f9072cf4c447ae86954e0a22daa957. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions. Numbers may not foot or cross foot due to rounding.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same-store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
(in thousands, except per share amounts)	2024	2023
Revenues:
Merchandise sales	$186,343	$179,403
Jewelry scrapping sales	16,732	14,082
Pawn service charges	117,052	106,449
Other revenues	43	57
Total revenues	320,170	299,991
Merchandise cost of goods sold	121,824	115,210
Jewelry scrapping cost of goods sold	12,942	12,208
Gross profit	185,404	172,573
Operating expenses:
Store expenses	116,451	110,555
General and administrative	18,669	16,543
Depreciation and amortization	8,335	8,565
Loss (gain) on sale or disposal of assets and other	8	(172)
Total operating expenses	143,463	135,491
Operating income	41,941	37,082
Interest expense	3,147	3,440
Interest income	(2,093)	(2,639)
Equity in net income of unconsolidated affiliates	(1,475)	(1,153)
Other expense (income)	978	(271)
Income before income taxes	41,384	37,705
Income tax expense	10,368	9,235
Net income	$31,016	$28,470

Basic earnings per share	$0.57	$0.52
Diluted earnings per share	$0.40	$0.36

Weighted-average basic shares outstanding	54,827	55,076
Weighted-average diluted shares outstanding	83,347	86,812

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	December 31, 2024	December 31, 2023	September 30, 2024

Assets:
Current assets:
Cash and cash equivalents	$174,506	$218,516	$170,513
Restricted cash	9,386	8,470	9,294
Pawn loans	274,824	243,252	274,084
Pawn service charges receivable, net	45,198	40,002	44,013
Inventory, net	199,481	164,927	191,923
Prepaid expenses and other current assets	36,562	44,001	39,171
Total current assets	739,957	719,168	728,998
Investments in unconsolidated affiliates	13,555	10,125	13,329
Other investments	51,903	51,220	51,900
Property and equipment, net	63,231	68,998	65,973
Right-of-use assets, net	227,810	231,103	226,602
Goodwill	304,722	303,799	306,478
Intangible assets, net	57,093	56,977	58,451
Deferred tax asset, net	24,990	25,984	25,362
Other assets, net	15,872	13,819	16,144
Total assets	$1,499,133	$1,481,193	$1,493,237

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$103,205	$34,307	$103,072
Accounts payable, accrued expenses and other current liabilities	68,682	69,386	85,737
Customer layaway deposits	24,216	18,324	21,570
Operating lease liabilities, current	57,900	57,980	58,998
Total current liabilities	254,003	179,997	269,377
Long-term debt, net	224,505	326,223	224,256
Deferred tax liability, net	2,186	372	2,080
Operating lease liabilities	182,228	188,475	180,616
Other long-term liabilities	12,317	11,243	12,337
Total liabilities	675,239	706,310	688,666
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 52,050,550 as of December 31, 2024; 52,272,594 as of December 31, 2023; and 51,582,698 as of September 30, 2024	520	523	516
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	345,783	343,870	348,366
Retained earnings	536,427	457,929	507,206
Accumulated other comprehensive loss	(58,866)	(27,469)	(51,547)
Total equity	823,894	774,883	804,571
Total liabilities and equity	$1,499,133	$1,481,193	$1,493,237

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,
(in thousands)	2024	2023

Operating activities:
Net income	$31,016	$28,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,335	8,565
Amortization of debt discount and deferred financing costs	382	417
Non-cash lease expense	14,421	14,744
Deferred income taxes	478	345
Other adjustments	(617)	(857)
Provision for inventory reserve	59	(156)
Stock compensation expense	2,597	2,264
Equity in net income from investment in unconsolidated affiliates	(1,475)	(1,153)
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(1,368)	(1,000)
Inventory	(2,384)	2,066
Prepaid expenses, other current assets and other assets	1,375	(5,823)
Accounts payable, accrued expenses and other liabilities	(38,737)	(33,991)
Customer layaway deposits	2,909	(719)
Income taxes	9,000	8,309
Net cash provided by operating activities	25,991	21,481
Investing activities:
Loans made	(247,225)	(216,978)
Loans repaid	135,190	123,021
Recovery of pawn loan principal through sale of forfeited collateral	101,850	98,209
Capital expenditures, net	(5,609)	(7,184)
Investment in other investments	—	(15,000)
Dividends from unconsolidated affiliates	1,902	1,745
Other	(148)	(677)
Net cash used in investing activities	(14,040)	(16,864)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,971)	(3,253)
Purchase and retirement of treasury stock	(3,000)	(3,007)
Payments of finance leases	(131)	(132)
Net cash used in financing activities	(7,102)	(6,392)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(764)	(207)
Net increase (decrease) in cash, cash equivalents and restricted cash	4,085	(1,982)
Cash and cash equivalents and restricted cash at beginning of period	179,807	228,968
Cash and cash equivalents and restricted cash at end of period	$183,892	$226,986

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended December 31, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$128,800	$57,543	$—	$186,343	$—	$186,343
Jewelry scrapping sales	15,498	1,234	—	16,732	—	16,732
Pawn service charges	87,876	29,176	—	117,052	—	117,052
Other revenues	27	16	—	43	—	43
Total revenues	232,201	87,969	—	320,170	—	320,170
Merchandise cost of goods sold	81,556	40,268	—	121,824	—	121,824
Jewelry scrapping cost of goods sold	11,968	974	—	12,942	—	12,942
Gross profit	138,677	46,727	—	185,404	—	185,404
Segment and corporate expenses (income):
Store expenses	83,089	33,362	—	116,451	—	116,451
General and administrative	—	—	—	—	18,669	18,669
Depreciation and amortization	2,717	2,046	—	4,763	3,572	8,335
Loss on sale or disposal of assets and other	—	8	—	8	—	8
Interest expense	—	—	—	—	3,147	3,147
Interest income	—	(202)	(594)	(796)	(1,297)	(2,093)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,623)	(1,623)	148	(1,475)
Other (income) expense	(11)	(71)	—	(82)	1,060	978
Segment contribution	$52,882	$11,584	$2,217	$66,683
Income (loss) before income taxes				$66,683	$(25,299)	$41,384

	Three Months Ended December 31, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$125,513	$53,890	$—	$179,403	$—	$179,403
Jewelry scrapping sales	12,815	1,267	—	14,082	—	14,082
Pawn service charges	79,073	27,376	—	106,449	—	106,449
Other revenues	37	16	4	57	—	57
Total revenues	217,438	82,549	4	299,991	—	299,991
Merchandise cost of goods sold	78,709	36,501	—	115,210	—	115,210
Jewelry scrapping cost of goods sold	11,284	924	—	12,208	—	12,208
Gross profit	127,445	45,124	4	172,573	—	172,573
Segment and corporate expenses (income):
Store expenses	77,255	33,300	—	110,555	—	110,555
General and administrative	—	—	—	—	16,543	16,543
Depreciation and amortization	2,624	2,339	—	4,963	3,602	8,565
Loss (gain) on sale or disposal of assets and other	26	(196)	—	(170)	(2)	(172)
Interest expense	—	—	—	—	3,440	3,440
Interest income	—	(420)	(573)	(993)	(1,646)	(2,639)
Equity in net income of unconsolidated affiliates	—	—	(1,153)	(1,153)	—	(1,153)
Other (income) expense	—	(48)	1	(47)	(224)	(271)
Segment contribution	$47,540	$10,149	$1,729	$59,418
Income (loss) before income taxes				$59,418	$(21,713)	$37,705

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	4	4
As of December 31, 2024	542	741	1,283

	Three Months Ended December 31, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	—	5	5
Locations acquired	1	—	1
As of December 31, 2023	530	707	1,237
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three months ended December 31, 2024 and 2023 were as follows:

	December 31,		Three Months Ended December 31,
	2024	2023	2024	2023

Mexican peso	20.8	17.0	20.1	17.5
Guatemalan quetzal	7.5	7.7	7.5	7.6
Honduran lempira	25.0	24.3	24.8	24.4
Australian dollar	1.6	1.5	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended December 31,
(in millions)	2024	2023

Net income	$31.0	$28.5
Interest expense	3.1	3.4
Interest income	(2.1)	(2.6)
Income tax expense	10.4	9.2
Depreciation and amortization	8.3	8.6
EBITDA	$50.8	$47.1

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Q1 Reported	$320.2	$185.4	$41.4	$10.4	$31.0	$0.40	$50.8
FX Impact	—	—	1.0	0.2	0.8	0.01	1.0
Constant Currency	9.5	4.8	1.0	0.2	0.8	0.01	1.2
2025 Q1 Adjusted	$329.7	$190.2	$43.4	$10.8	$32.6	$0.42	$53.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q1 Reported	$300.0	$172.6	$37.7	$9.2	$28.5	$0.36	$47.1
FX Impact	—	—	0.1	—	0.1	—	0.1
2024 Q1 Adjusted	$300.0	$172.6	$37.8	$9.2	$28.6	$0.36	$47.2

	Three Months Ended December 31, 2024
(in millions)	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$320.2	7%
Currency exchange rate fluctuations	9.5
Constant currency consolidated revenues	$329.7	10%

Consolidated gross profit	$185.4	7%
Currency exchange rate fluctuations	4.8
Constant currency consolidated gross profit	$190.2	10%

Consolidated net inventory	$199.5	21%
Currency exchange rate fluctuations	8.5
Constant currency consolidated net inventory	$208.0	26%

Latin America Pawn gross profit	$46.7	4%
Currency exchange rate fluctuations	4.8
Constant currency Latin America Pawn gross profit	$51.5	14%

Latin America Pawn PLO	$54.6	4%
Currency exchange rate fluctuations	8.1
Constant currency Latin America Pawn PLO	$62.7	19%

Latin America Pawn PSC revenues	$29.2	7%
Currency exchange rate fluctuations	2.8
Constant currency Latin America Pawn PSC revenues	$32.0	17%

Latin America Pawn merchandise sales	$57.5	7%
Currency exchange rate fluctuations	6.6
Constant currency Latin America Pawn merchandise sales	$64.1	19%

Latin America Pawn segment profit before tax	$11.6	14%
Currency exchange rate fluctuations	0.9
Constant currency Latin America Pawn segment profit before tax	$12.5	24%